EXHIBIT 10.28

                             SECURED PROMISSORY NOTE
                                    D-751848

$3,300,000.00                                                  February 27, 1998

1. FOR VALUE RECEIVED, the undersigned, EQUITY ONE (COMMONWEALTH) INC., a Florida corporation, hereby promises to pay to the order of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, at the Home Office of Principal Mutual Life Insurance Company at 711 High Street, Des Moines, Iowa 50392, or at such other place as the holder of this Note may designate, the principal sum of Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00) or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from Febrruary 27, 1998 at the rate of seven percent (7.00%) per annum, computed on the basis of a 360-day year composed of twelve 30-day months, in installments as follows:

              Beginning on March 15, 1998, principal and interest shall be due and payable in installments of Twenty-five Thousand Five Hundred Eighty-four and 86/100 Dollars ($25,584.86), with an installment in a like amount due and payable on the same day of each month thereafter continuing to and including February 15, 2008. Holder shall have the right to offer an Adjusted Interest Rate as hereinafter defined or to declare this Note to be due and payable in full, without premium on March 15, 2008. In the event holder elects to offer an Adjusted Interest Rate, then on February 15, 2008, the per annum interest rate shall be adjusted to an interest rate established by the holder of this Note ("Adjusted Interest Rate") based upon the holder of this Note's evaluation of: (i) the then current financial performance and projected risk of the Premises, which shall encompass various factors, including but not limited to contract debt service coverage, loan-to-value ratio, economic debt service coverage, occupancy, frequency of tenant rollover, financial strength and stability of tenants; (ii) the then current financial status of the undersigned, which shall include but not be limited to creditworthiness, financial strength, percentage of liabilities to liquid assets, and annual net income; and (iii) the remaining term and current outstanding balance of the Note. Commencing on March 15, 2008, monthly installments of principal and interest shall be due and payable in an amount determined by amortizing the then principal balance of this Note over a ten (10) year term at the Adjusted Interest Rate, and a like amount shall be due and payable on the same day of each month thereafter until said principal and interest shall be paid, except that all remaining principal and interest shall be due and payable on February 15, 2018 ("Maturity Date"). Each installment shall be credited first upon interest then accrued and the remainder upon principal, and interest shall cease to accrue upon principal so credited. If on the date of the first installment, interest is accrued for more or less than one installment period, the amount of said installment shall be increased or decreased by the amount that the interest accrued exceeds or is less than the interest for one installment period based on the actual number of days elapsed to the date of said installment. All principal and interest shall be paid in lawful money of the United States of America, by wire transfer of immediately

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              available funds to the registered owner hereof at Norwest Bank,
              Iowa, N.A., 7th and Walnut Streets, Des Moines, Iowa 50304, for credit to Principal Mutual Life Insurance Company, Collection Account No. 7069975, RE: D-751848 with reference to the undersigned.

          The holder of this Note shall notify the undersigned in writing on or before January 15, 2008, of holder's election to offer the undersigned the Adjusted Interest Rate or of holder's intention to declare this Note to be due and payable in full. In the event holder notifies the undersigned of its intention to declare this Note to be due and payable in full in lieu of offering an Adjusted Interest Rate or in the event the undersigned fails to notify the holder in writing on or before January 22, 2008, that the undersigned accepts the Adjusted Interest Rate or in the event the undersigned fails to pay Ten Thousand and 00/100 Dollars ($10,000.00) as a rate adjustment fee to holder on or before January 22, 2008, this Note shall on March 15, 2008 ("Call Date"), become due and payable in full, without premium, and all principal, interest accrued or to accrue to the date of prepayment at the rate in effect at the time of the notice of Adjusted Interest Rate and all other amounts then unpaid on the Note or due or to become due under any instrument by which it is secured shall become immediately due and payable in full. Notwithstanding any other provision herein, holder shall not be obligated to offer an Adjusted Interest Rate if any default exists under this Note or the Mortgage and Security Agreement ("Mortgage"). In the event the holder of this Note fails to notify the undersigned of its election to offer an Adjusted Interest Rate or to declare this Note to be due and payable in full as provided herein, then the interest rate shall not be changed and monthly installments of principal and interest shall continue at the amounts and the times set forth herein, except that all remaining principal and interest shall be due and payable on the Maturity Date.

          In the event the undersigned accepts the Adjusted Interest Rate, the undersigned is required to provide holder the following:

          (i) a new ALTA standard loan title policy or an endorsement updating said title policy in the full amount of the loan in form and by an issuer satisfactory to holder at the time of the rate adjustment unless (x) the outstanding loan balance at the time of the Call Date is less than $20,000,000.00, (y) no liens or encumbrances exist against the Premises except as previously approved by holder in the Mortgage and (z) no mortgages exist against the Premises except for the Mortgage. The undersigned further agrees that the policy shall insure holder's Mortgage, which secures this Note, at the Adjusted Interest Rate to be a first and prior lien subject only to those exceptions which were previously approved by holder and provide coverage against mechanic's liens;

          (ii) a Note amendment in form and substance satisfactory to holder executed by the undersigned evidencing the Adjusted Interest Rate and a representation that the Premises are free and clear of any liens, privileges, mortgages or encumbrances except as expressly permitted in the Mortgage;

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                                      -3-

          (iii) a usury opinion or endorsement to the title policy acceptable to the holder if the holder reasonably believes that the Adjustment Interest Rate is or may be usurious; and

          (iv) reimbursement to the holder for costs incurred in obtaining a title date down/report.

2. No privilege is reserved by the undersigned to prepay any principal of this Note prior to the Maturity Date, except on or anytime after the date hereof, privilege is reserved, after giving sixty (60) days' prior written notice to the holder of this Note, to prepay in full, but not in part, all principal and interest to the date of payment, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note is secured, upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

         (a) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue ("primary issue")* published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

                *In the event there is no market activity involving the primary issue at the time of prepayment, the holder of this Note shall choose a comparable Treasury Bond, Note or Bill ("secondary issue") which the holder of this Note deems to be similar to the primary issue's characteristics (i.e., rate, remaining time to maturity, yield).

         (b) Calculate the "Present Value of the Mortgage." The Present Value of the Mortgage is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Call Date, or if the Call Date has already passed, on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Call Date, or if the Call Date has already passed, to the Maturity Date.

         (c) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the premium.

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         As set forth above, the U.S. Treasury Issue applicable for each prepayment period is as follows:

         PREPAYMENT PERIOD                                  U.S. TREASURY ISSUE
         -----------------                                  -------------------
         To March 15, 2008                                  *
         March 15, 2008 to February 15, 2018                *

         *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, holder shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to the end of the applicable prepayment period.

3. The undersigned agrees that if the holder of this Note accelerates the whole or any part of the principal sum evidenced hereby, or applies any proceeds as if such application had been made as a result of such acceleration, pursuant to the provisions of the Mortgage and Security Agreement of even date herewith between the undersigned and Principal Mutual Life Insurance Company, the undersigned waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the "Make Whole Premium" defined herein.

         Time is of the essence with respect to the payment of this note.

4. If any payment of principal, interest or premium is not made when due, damages will be incurred by the holder of this Note, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. The undersigned therefore agrees to pay, upon demand, the sum of four cents ($.04) for each one dollar ($1.00) of each said payment which becomes overdue as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in the second immediately succeeding paragraph.

5. If any payment of principal, interest or premium is not made for a period exceeding ten (10) days after due, or if any Event of Default has occurred and is continuing under any instrument by which this Note is, or may hereafter be, secured, the entire principal balance, interest then accrued, and premium, whether or not otherwise then due, shall at the option of the holder of this Note, become immediately due and payable without demand or notice, and whether or not the holder of this Note has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, and any premium then due, at a rate equal to the lesser of (i) four percent (4%) per annum above the then applicable rate of interest payable under this Note or
         (ii) the maximum rate allowed by applicable law until fully paid or if the holder of this Note has not exercised said option, for the duration of such Event of Default.

6. Notwithstanding anything herein or in any of the Loan Documents to the contrary, no provision contained herein or therein which purports to obligate the undersigned to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by

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                                      -5-

         applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of the holder hereof, be refunded to the undersigned or be applied to the reduction of the principal hereof and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the undersigned. This paragraph shall control all agreements between the undersigned and the holder hereof.

7. The undersigned and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and agree the due date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including attorney's and paralegal's fees, incurred by the holder hereof in connection with any default or in any proceeding (whether incurred in any trial, appellate, bankruptcy, condemnation or any other proceeding) to interpret and/or enforce any provision of this Note or any instrument by which it is secured. No release of the undersigned from liability hereunder shall release any other maker, endorser or guarantor hereof.

8. This Note is secured by instruments and agreements of even date herewith executed and delivered by the undersigned to Principal Mutual Life Insurance Company creating among other things legal and valid encumbrances on and an assignment of all of the undersigned's interest in any leases of certain Premises located in the County of Duval, State of Florida. Terms used herein which are defined in such instruments or agreements and not otherwise defined herein have the same definition as in such instruments and agreements. In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use. This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located.

9.       (a)    Notwithstanding any provision to the contrary in this Note, the
                Mortgage of even date herewith, or any other instrument or agreement by which this Note is secured (collectively referred to herein as the "Loan Documents"), and except as otherwise provided in this paragraph, the liability of the undersigned under the Loan Documents shall be limited to the interest of the undersigned in the Premises and the rents, issues, proceeds and profits

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                                      -6-

                thereof. In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced by the Loan Documents shall be sought or obtained by the holder of this Note against the undersigned. Nothing contained in this paragraph shall:

                (i) limit or impair the right of the holder of this Note to declare an Event of Default under the Loan Documents in the event of the failure of the undersigned to make any payment or to perform any obligation under any of the Loan Documents within the time periods provided therein;

                (ii) be construed as limiting the obligations of the undersigned to any tenant under any lease of the Premises;

                (iii) in any way limit or impair the lien or enforcement of the Loan Documents pursuant to the terms thereof; or

                (iv) limit the obligations of any indemnitor or guarantor, if any, of obligations of the undersigned under the Loan Documents.

         (b) Notwithstanding subparagraph (a) above, the undersigned shall be personally liable to the holder of this Note for:

                (i) failure of the undersigned to comply with paragraphs 2 (taxes and assessments) and 3 (insurance) of the
                         Mortgage;

                (ii) any event or circumstance for which the undersigned indemnifies the holder of this Note under paragraph 1(m) (environmental indemnity) of the Mortgage or under any separate Environmental Indemnity Agreement;

                (iii) failure of the undersigned to pay utilities on or before the date such payments are due;

                (iv)    operation and maintenance of the Premises;

                (v) any sums expended by the holder of this Note in fulfilling the obligations of the undersigned as lessor under any lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraph 1(l) of the Mortgage or consented to in writing by the holder of this Note) to an unrelated third party or upon conveyance to the holder of this Note of the Premises by a deed acceptable to the holder of this Note in form and content (each of which shall be referred to as a "Sale" for purposes of this paragraph) or expended by the holder of this Note after a Sale of the Premises for obligations of the undersigned which arose prior to a Sale of the Premises;

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                                      -7-

                (vi) any rents or other income regardless of type or source of payment (including, but not limited to, CAM charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which the undersigned has received or has a right to receive after an Event of Default under the Loan Documents or an event which with the passage of time, the giving of notice or both would constitute an Event of Default, either or both of which have occurred and are continuing, and which are not applied to (A) expenses of operation and maintenance of the Premises and the taxes, assessments, utility charges and insurance of the Premises, taking into account sufficient reserves for the same and for replacements and recurring items, and
                        (B) payment of principal, interest and other charges when due under the Loan Documents; provided that any payments to parties related to the undersigned shall be considered expenses of operation only if they are at market rates or fees consistent with market rates or fees for the same or similar services;

                (vii) any security deposits of tenants, together with any interest on such security deposits required by law or the leases, not turned over to the holder of this Note upon conveyance of the Premises to the holder of this Note pursuant to foreclosure or power of sale or by a deed acceptable to the holder of this Note in form and content;

                (viii) misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by the undersigned or any other entity or person in connection with the operation of the Premises;

                (ix) any waste committed or allowed by the undersigned with respect to the Premises; and

                (x) any insurance or condemnation proceeds or other similar funds or payments applied by the undersigned in a manner other than as expressly provided in the Loan Documents.

         (c) Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in subparagraph (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

                (i) of any breach or violation of paragraph 1(l) (due on sale or encumbrance) of the Mortgage, other than the filing of a nonmaterial mechanic's lien affecting the Premises, the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or any other transfer or encumbrance not in the nature of a transfer, reduction or impairment of any material economic interest in the Premises; or

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                                      -8-

                (ii) of any fraud or willful misrepresentation by the undersigned regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by the undersigned in connection with the loan; or

                (iii) the undersigned gives any consent, exercises any right or option or agrees to any changes to the lease with Winn-Dixie Stores, Inc. dated June 4, 1982 as amended by Memorandum of Lease dated June 3, 1983; Amendment to Lease dated June 3, 1983; Supplemental Memorandum of Lease dated August 22, 1983; and Amended and Restated Lease dated July 14, 1997,, including but not limited to any modification, amendment, termination, renewal and/or extension without obtaining the holder of this Note's prior written consent.

10. If more than one, all obligations and agreements of the undersigned are joint and several.

11. This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of the holder hereof and shall bind the heirs, successors and assigns of the undersigned.

         The parties hereto intend and believe that each provision of this Note comports with all applicable law. However, if any provision in this
         Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the undersigned and the holder hereof under the remainder of this Note shall continue in full force and effect.

         AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, THE UNDERSIGNED AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS NOTE OR ANY OTHER INSTRUMENT OR AGREEMENT BY WHICH THIS NOTE IS, OR MAY HEREAFTER BE, SECURED, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF THE UNDERSIGNED OR THE HOLDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO THE HOLDER'S ACCEPTANCE OF THIS NOTE.

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                                             EQUITY ONE (COMMONWEALTH)
                                             INC., a Florida corporation

                                             By /s/ DORON VALERO
                                                --------------------------------
                                                Name: Doron Valero
                                                Title: Vice President